Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made effective as of January __, 2013 (the “Effective Date”) by and between OXiGENE, Inc., a Delaware corporation (“OXiGENE”), with offices at 701 Gateway Blvd., South San Francisco, CA 94080 and David Chaplin, Ph.D. (“CONSULTANT”), having a principal place of business at 14 Plowden Park, Aston Rowant, Watlington, Oxfordshire, OX49 5SX, UK. (OXiGENE and CONSULTANT may be referred to individually as a “Party” or collectively as the “Parties.”)

RECITALS

WHEREAS, OXiGENE desires to retain CONSULTANT to provide consulting services for OXiGENE as indicated in one or more mutually executed exhibits to be attached hereto, as may be amended from time to time; and

WHEREAS, CONSULTANT desires to provide such services to OXiGENE, in accordance with the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which each of the Parties does hereby acknowledge, the Parties, intending to be legally bound, agree as follows:

1.	SERVICES: Subject to the terms and conditions herein, CONSULTANT will provide to OXiGENE consulting services as requested by OXiGENE and as described in one or more successively marked and countersigned exhibits, commencing with Exhibit A (each an “Exhibit” and collectively, the “Exhibits”), each attached hereto and incorporated herein by reference (the “Services”). CONSULTANT agrees to use best efforts in its performance of the Services during the Term and shall diligently perform the Services in accordance with accepted industry practices, applicable laws and regulations, and the highest professional standards. The Parties expressly understand and agree that the Services to be provided hereunder shall be provided exclusively within the United Kingdom.

2.	REPORTING OBLIGATION: CONSULTANT shall prepare, maintain and provide at OXiGENE’s request, complete and accurate written documentation of all Services provided pursuant to this Agreement.

3.	TERM AND TERMINATION: This Agreement will commence on the Effective Date and shall continue through December 31, 2015 unless terminated earlier as provided herein (the “Term”). Either Party may terminate this Agreement without cause, cost or penalty at any time upon thirty (30) days advance written notice to the other Party. This Agreement may be extended upon the mutual written agreement of the Parties. Termination of this Agreement shall not affect OXiGENE’s obligation to pay CONSULTANT for Services satisfactorily performed or reasonable expenses properly incurred prior to the date of termination.

4.	COMPENSATION:

4.1 OXiGENE agrees to pay CONSULTANT for providing the Services specified in an Exhibit up to a budget cap specified in such Exhibit for Services performed at OXiGENE’s request and invoiced in accordance with this Agreement and such Exhibit. Total charges for professional service fees relative to an Exhibit, including reasonable travel and necessary out of pocket expenses incurred by CONSULTANT will not exceed the budget cap specified in such Exhibit. In no event will CONSULTANT perform work requiring expenditures in excess of the budget without prior written approval from OXiGENE. Notwithstanding anything in this Agreement or the Exhibits to the contrary, the aggregate annual compensation payable to CONSULTANT under this Agreement and all Exhibits hereto, exclusive of travel, living and out of pocket expenses incurred by CONSULTANT, shall not exceed the sum of one hundred twenty thousand dollars ($120,000) per calendar year.

4.2 Termination of this Agreement shall not affect OXiGENE’s obligation to pay CONSULTANT for Services satisfactorily performed or reasonable expenses properly incurred prior to the date of termination.

5.	INDEPENDENT CONTRACTOR: The Parties acknowledge and agree that Consultant (i) offers professional services to the general public; (ii) currently provides and/or is otherwise free to provide professional services to other clients (to the extent not in conflict with the terms of this Agreement); and (iii) is subject to the control and direction of OXiGENE only as to the end result of the Services, and is otherwise free to perform the Services in a time, place and manner consistent with Consultant’s professional judgment. Accordingly, the parties acknowledge and agree that Consultant’s affiliation with OXiGENE is that of an independent contractor and as such, Consultant will not be considered for any purpose to be an agent, partner or joint venturer of OXiGENE. Neither OXiGENE nor Consultant will have any obligation, responsibility or authority to act on behalf of or in the name of the other, or to bind the other in any manner whatsoever.

6.	OWNERSHIP OF INTELLECTUAL PROPERTY:

6.1 OXiGENE owns all work prepared or created under this Agreement, including all intellectual property rights in such work (the “OXiGENE Work”). CONSULTANT agrees to maintain and furnish to OXiGENE complete and current records of all inventions or discoveries made under this Agreement, including without limitation the OXiGENE Work and disclose to OXiGENE in writing any such inventions. CONSULTANT agrees to assign to OXiGENE ownership of the OXiGENE Work, including intellectual property rights therein. OXiGENE will bear the expense of such proceedings; provided that, any patent or other legal right so issued to CONSULTANT shall be assigned by CONSULTANT to OXiGENE without charge by CONSULTANT. Upon termination of CONSULTANT’s consulting arrangement with OXiGENE, CONSULTANT shall (i) upon termination of this Agreement or completion of the Services set forth in Exhibit A, all Confidential Information furnished to CONSULTANT shall be returned to OXIGENE promptly at its request, except that CONSULTANT may retain one copy for the sole purpose of ensuring compliance with this Agreement. CONSULTANT shall, at its option, either deliver to OXIGENE all Evaluation Materials or destroy the Evaluation Materials and certify to the OXIGENE that the destruction has been undertaken, except that CONSULTANT may retain one copy for the purpose of ensuring compliance with this Agreement. Notwithstanding the forgoing, CONSULTANT shall not be required to remove or destroy any Confidential Information or Evaluation Materials which is contained on backup media as a result of systematic backups of CONSULTANT’S computer system, provided that CONSULTANT shall not access such backup media for the purpose of recovering the Confidential Information or Evaluation Materials;, and (ii) provide to OXiGENE, in writing, a full, signed statement of all inventions in which it participated prior to termination of the consulting arrangement. CONSULTANT further agrees to use best efforts in the course of performing the Services to prevent any violation or infringement of any right, patent, copyright, trademark or right of privacy, or any act that would constitute libel or slander against or violate any other rights of any person, firm or corporation.

6.2 At any time during or after the Term, CONSULTANT agrees that it will fully cooperate with OXiGENE, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect OXiGENE’s rights in and to any OXiGENE Work, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such inventions, provided that OXiGENE will bear the expense of such proceedings. CONSULTANT hereby designates OXiGENE as its agent, and grants to OXiGENE a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest), for the purpose of effecting the foregoing assignments from CONSULTANT to OXiGENE.

7.	CONFIDENTIAL INFORMATION:

7.1 The term “Confidential Information” includes all information, whether or not labeled “Confidential”, that (i) is disclosed by OXiGENE to CONSULTANT, or (ii) CONSULTANT is exposed to orally or visually, as a result of being on OXiGENE premises. However, the term “Confidential Information” does not include information that prior, or subsequent to the time of such disclosure, (a) is known to CONSULTANT and is not subject to another confidentiality obligation to OXiGENE, (b) is publicly known at the Effective Date or later becomes publicly known under circumstances involving no breach of this Agreement, (c) is lawfully and in good faith disclosed to CONSULTANT by a third party who is not subject to a confidentiality obligation to OXiGENE, or (d) is independently developed by CONSULTANT as evidenced by its written records.

7.2 CONSULTANT acknowledges that OXiGENE is and will remain the sole owner of Confidential Information. During the term of this Agreement and for a period of five (5) years thereafter, CONSULTANT will take all commercially reasonable precautions to protect the confidentiality of Confidential Information, and will not disclose or use any Confidential Information except with OXiGENE’s knowledge and as necessary to perform the Services. In particular, CONSULTANT may disclose Confidential Information to CONSULTANT Personnel who need to know such Confidential Information in order to provide the Services and who are obligated, in writing, to protect the confidentiality of such Confidential Information under terms no less stringent than those set forth in this Article. If required by law, CONSULTANT may disclose Confidential Information to a governmental authority, provided that reasonable advance notice is given to OXiGENE and CONSULTANT reasonably cooperates with OXiGENE to obtain confidentiality protection of such information.

8.

NO CONFLICTS: CONSULTANT represents that CONSULTANT has not entered into any other contract or other arrangement that would impair OXiGENE’s rights or CONSULTANT’s ability to perform its obligations under this Agreement, and the performance of CONSULTANT’s duties as a consultant to OXiGENE pursuant to the terms of this Agreement will not breach any agreement by which CONSULTANT is bound, including any agreement limiting the use or disclosure of proprietary information acquired in confidence prior to an engagement by OXiGENE. OXiGENE acknowledges that CONSULTANT provides similar services to other organizations that may be competitive with OXiGENE. During the Term, CONSULTANT will not, without first advising OXIGENE in writing, enter into any other agreement, arrangement, understanding or other relationship pursuant to which it would be obligated to render advice and services to a commercial entity in direct competition to OXiGENE’s field of interest. The representations made in this Article 8 shall survive termination of this Agreement in accordance with Article 13 hereof.

9.	CERTIFICATION OF NON-DEBARMENT: CONSULTANT certifies that it has not been debarred under the provisions of 21 U.S.C. §§ 335a(a) or (b) in the event that during the Term of this Agreement, CONSULTANT becomes debarred or receives notice of an action or threat of an action with respect to its debarment, CONSULTANT shall notify OXiGENE immediately. CONSULTANT hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership or association that has been debarred. In the event that CONSULTANT becomes aware of the actual or threatened debarment of any person or entity providing services hereunder, which directly or indirectly relate to services provided under this Agreement, CONSULTANT shall notify OXiGENE immediately.

10.	INDEMNIFICATION:

10.1 OXiGENE shall indemnify, defend and hold harmless CONSULTANT from and against all claims, actions, suits and proceedings (including reasonable attorney fees) (“Claims”) asserted by any third party based on, arising out of or related to a breach of this Agreement by OXiGENE except to the extent that any such Claims are directly attributable to the willful misfeasance or gross negligence on the part of CONSULTANT.

10.2 If Consultant seeks indemnification under this Article 10, it shall give written notice to OXiGENE of a Claim as soon as reasonably practicable after it receives notice of a Claim and shall reasonably cooperate with OXiGENE in the defense of the Claim. Notwithstanding the foregoing, OXiGENE may not settle any Claim or otherwise agree to an adverse judgment without the express written consent of the Consultant, which consent shall not be unreasonably withheld or delayed.

11.	FORCE MAJEURE: CONSULTANT or OXiGENE shall not be liable for any failure to perform as required by this Agreement, to the extent such failure to perform is due to circumstances reasonably beyond either Party’s control, such as labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, or other such occurrences. Each Party agrees to use all reasonable efforts to correct the condition as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform its obligations.

12.	ENTIRE AGREEMENT: This Agreement, including the attached Exhibits, constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior communication, representation, or agreements, either verbal or written between the Parties. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment or changes to this Agreement shall be binding on the Parties, unless reduced to writing and signed by a duly authorized representative of each Party.

13.	SURVIVAL OF TERMS: Articles 2, 8 and 9 herein shall survive termination of this Agreement for a period of twelve (12) months after any termination. Section 4.2 and Articles 6, 7, 10 and 12-19 shall survive termination of this Agreement for a period of five (5) years.

14.	SEVERABILITY; REFORMATION: In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement.

15.	ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the Parties and each of their respective successors and assigns. CONSULTANT may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of OXiGENE.

16.	NOTICES: Any notices or other communications that are required or permitted under this Agreement shall be in writing, addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and either (i) delivered by hand, (ii) sent by nationally recognized overnight courier, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested as follows:

If to OXiGENE:	OXiGENE, Inc. 701 Gateway Blvd. South San Francisco, CA 94080 Attn: Chief Executive Officer Tel: 650-635-7000

If to CONSULTANT:	David Chaplin, Ph.D. 14 Plowden Park Aston Rowant, Watlington Oxfordshire OX49 5SX, UK

All notices provided in accordance with this Article 16, shall be deemed given on the date sent.

17.	WAIVER: The waiver of either Party of the failure by either Party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver with respect to any subsequent breach or with respect to any provision thereof.

18.	GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of California, without application of its principles of conflict of laws. The Parties hereby consent to venue in the Massachusetts court of competent jurisdiction.

19.	COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

Signature Page to Follow

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as a sealed instrument by its duly authorized representative as of the date written above.

OXiGENE, Inc.	CONSULTANT

By:	By:
Print Name: Date:	Print Name: Date: Tax ID #:

Exhibit A

1. Services. CONSULTANT agrees to provide the following consulting services upon OXiGENE’s request:

• Alliance management and technical support of OXiGENE and Baylor University’s ongoing sponsored research programs.

2. Compensation. CONSULTANT will provide to OXiGENE invoices for Services rendered as requested hereunder. As full compensation for Services provided hereunder, OXiGENE will pay to CONSULTANT a flat fee of five thousand US dollars ($5,000) per month for the duration of this Exhibit A. Maximum remuneration for Services performed on a time and materials basis under this Exhibit A, inclusive of travel, living and out of pocket expenses, shall not exceed the amount set forth in OXiGENE Purchase Order Number [            ], as may be amended from time to time by OXiGENE in its sole discretion. The Parties agree that Services performed and travel, living and out of pocket expenses incurred by Consultant beyond such maximum remuneration shall not be subject to payment without the prior written consent of OXiGENE.

3. Invoices. Payment of invoices submitted with the required detail, delineated herein, will be made within thirty (30) days of OXiGENE’s receipt of such invoice. Should any part of the invoice be in dispute, OXiGENE shall pay the remainder of the undisputed amount according to the terms and conditions described herein while said dispute is being resolved.

All invoices must be issued to: “OXiGENE, Inc., Attn: Accounts Payable, 701 Gateway Blvd., South San Francisco, CA 94080” and forwarded via e-mail to ap@oxigene.com for payment.

To avoid any delay in payment, all invoices should clearly contain the detail required by OXiGENE, including:

Consultant’s name & full mailing address

Name the check shall be payable to and the corresponding Tax ID # if applicable

Invoice date

Total amount due & payment currency

Description of services rendered/project and/or study number and/or period ending

Invoices which do not contain the required detail will be rejected and must be resubmitted in order to be processed and paid.

The parties have indicated their acceptance of the terms of this Agreement by the signatures set forth below. Each individual signing on behalf of a corporate entity hereby personally represents and warrants his or her legal authority to legally bind that entity.

OXiGENE, INC.	CONSULTANT

By:	By:
Print Name: Date:	Print Name: Date: